UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

WELLESLEY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-35352 (Commission File Number)	45-3219901 (IRS Employer Identification No.)

40 Central Street, Wellesley, Massachusetts, 02482

(Address of principal executive offices) (Zip Code)

(781) 235-2550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of the Company was held on May 24, 2017. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	FOR	WITHHELD	BROKER NON-VOTES

Thomas J. Fontaine	1,138,529	38,225	901,381
Nancy Marden Goodall	1,137,734	39,020	901,381
Kathryn M. Hinderhofer	1,125,683	51,071	901,381
Edwin G. Silver	1,131,451	45,303	901,381

2.	The shareholders voted in favor of the non-binding resolution to approve the compensation of the named executive officers by the following vote:

FOR	AGAINST	ABSTAIN
1,060,770	85,137	30,847

There were 901,381 broker non-votes on the proposal.

3.	The appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
2,064,201	4,241	9,693

There were no broker non-votes on the proposal.

Item 8.01	Other Events

On May 24, 2017, the Board of Directors of the Company declared a cash dividend on the Company’s outstanding shares of stock. The dividend of $0.05 per share will be paid on or about June 21, 2017, to stockholders of record as of the close of business on June 7, 2017.

A copy of the press release announcing the cash dividend is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

99.1	Press Release dated May 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLESLEY BANCORP, INC.

Date: May 25, 2017	By:	/s/ Thomas J. Fontaine
Thomas J. Fontaine
President and Chief Executive Officer